UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2017

True Nature Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)

(404) 913-1802

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On the 17th of February, 2017 the Board of Directors for True Nature Holding, Inc. approved the changing of transfer agents from VStock Transfer, based in Woodmere,New York, to Island Stock Transfer, based in Tampa, Florida. The contact information for Island is: Carl Dilley, President of Island Transfer, 15500 Roosevelt Blvd, Suite 301, Clearwater, FL 33760, (727) 289-0010, www.islandstocktransfer.com. It is expected that the conversion could take up to thirty days from the date of notice to Vstock. There is no significant cost associated with this transfer.

An update on acquisition is provided for informational purposes only:

•

The Company continues to make progress in the due diligence period of the potential Price Choice acquisition previously announced, and expects a closing in Q2 of 2017.

•

During 2016 the Company had a formal letter of intent for the acquisition of a $2.6 million per year compounding pharmacy which has since expired. The Company expects to renew this relationship shortly, under terms essentially the same as previously agreed upon. If an agreement should be consummated it would likely close in late Q2 2017.

•

The Company is currently in negotiations concerning the acquisition of a three (3) unit compounding pharmacy operation in Alabama whose 2016 revenues exceeded $18 million. If an agreement can be reached, it anticipates that a closing could occur in late Q2 of 2017.

Item 3.02, Unregistered Sales of Equity Securities

On February 7, 2017, the Board appointed one (1) additional member to the Board of Directors. The appointed member shall receive the customary 100,000 shares of restricted common stock for their service. The cost to the Company for this issuance is $11,000. The same candidate offered to buy 200,000 shares of restricted common stock at the same time. The consideration for the sale was $22,000, reflecting the closing price of $.11 per share on that day. The transaction has no impact on earnings as the shares were priced at the same cost as the closing price on the date of the purchase.

On the 14th of February, 2017 the Board of Directors for True Nature Holding, Inc. authorized the issuance of restricted common stock to convert amounts owed to a shareholder for consulting services, cash advances and payment of invoices for the benefit of TNTY. This calculation is based on February 14, 2017 and at the market close of $0.14 per share; hereby converting the debts which are currently owed and equates to 258,657 shares, for a total cost to the Company of $36,211. This action hereby settles all outstanding past debts owed to the shareholder by TNTY up to February 14, 2017.

On the 14th of February, 2017 the Board of Directors for True Nature Holding, Inc. authorized the issuance of restricted common stock to convert amounts owed to a vendor. This calculation is based on February 14, 2017 and at the market close of $0.14 per share; hereby converting $20,000 of debt in outstanding legal fees and expenses which are currently owed as of January 31, 2017, to 142,857 shares, for a total cost to the Company of $20,000.

On the 14th of February, 2017 the Board authorized the issuance of restricted shares to convert the last 3 month’s salary ($4,000 per month for a total owed of $12,000) of 2016 owed to a Director serving as its Interim President. The price per share used was the closing price of $0.14 per share which equates to 85,714 shares of TNTY. This action hereby settles all outstanding past debts owed to the Director by TNTY up to February 14, 2017.

The Board of Directors on December 1st agreed to employ the services of two Business Development individuals issuing them 50,000 shares of restricted common stock each as compensation. Since that time both individuals have informed the Company that they are no longer interested in assisting, and have agreed that the Board of Directors can cancel the shares issued in their names, which had not been delivered.

Based on these issuances, and taking into account the cancellation of shares noted above, the total shares outstanding as of the date of this filing is 17,213,894.

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On the 7th of February, 2017 the Board of Directors for True Nature Holding, Inc. extended a formal invitation to Mr. James C. Czirr to its Board of Directors. Mr. Czirr, age 62, is most recently involved with Galectin Therapeutics, Inc. (NASDAQ:GALT), both personally and as an investment his funds. He served as Chairman of the Board for Galectin from February 2009, and Executive Chairman from February 2010 until January 2016. He now sits on the Board as the representative for their Series B Preferred holders. He is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Czirr was a co-founder of Galectin Therapeutics in July 2000. Mr. Czirr was instrumental in the early stage development of Safe Science Inc., a developer of anti-cancer drugs; served from 2005 to 2008 as Chief Executive Officer of Minerva Biotechnologies Corporation, a developer of nano particle bio chips to determine the cause of solid tumors; and was a consultant to Metalline Mining Company Inc., now known as Silver Bull Resources, Inc., (AMEX: SVBL), a mineral exploration company seeking to become a low-cost producer of zinc. Mr. Czirr received a B.B.A. degree from the University of Michigan.

Mr. Czirr will be issued the customary 100,000 restricted shares of stock for his services as a member of the Board of Directors. The cost for this issuance was $11,000. In conjunction with his acceptance of the Board position, Mr. Czirr has purchased 200,000 shares of restriction common stock for $22,000, the price per share based on the closing price on that date. The transaction has no impact on earnings as the shares were priced at the same cost as the closing price on the date of the purchase.

On February 14, 2017, the Board of Director appointed Louis Deluca as the Chief Operating Officer of True Nature Holdings, Inc effective immediately. Mr. Deluca, age 58, served as VP of Operations for Mondetta US, Inc. an online apparel designer and retailer, from 2015 to 2016.  From 2012-2015, he served as the COO of The Ivory Company, a multichannel home décor retailer based in Atlanta, GA.  From 2007 to present, Mr Deluca was the Founder and CEO of Marietta Sign Company, a manufacturer and designer of customer signage based in Atlanta, GA. From 1981 to 2007, he served as Director of Inventory Planning and Sourcing at The Home Depot. He received a Technical Drafting Certificate from Gwinnett Technical College in 1977 and studied Business Management at the University of Phoenix.

Mr. Deluca will be compensated as follows: There is no formal employment contract with Mr. Deluca and he will serve in this position at the will of the Board of Directors. Upon sufficient funding, as determined by the Board of Directors, he will become a full-time employee and his compensation will be a) a base salary of $100,000 per year, and b) a potential performance bonus, subject to Board approval, of up to $100,000. Effective immediately, he will receive a restricted stock grant of 500,000 shares of restricted common stock. The charge to earnings for the issuance was $70,000.  The shares are subject to a reverse vesting that requires him to stay with the company for three (3) years (1/3 per year) and achieve certain management objectives in order to keep all of the shares.  If he fails to remain for the duration or to achieve the management objectives, certain number of the shares will be cancelled. He will also participate in any other executive benefits programs that are made available to other executives of equal statue in the public holding company.

On February 14, 2017, the Board of Director appointed Susanne Leahy as the Chief Finance Officer of True Nature Holdings, Inc effective immediately. Mr Christopher Knauf, will no longer be the Chief Finance Officer of the Company and will now serve solely as the Chief Executive Officer. Ms. Leahy, age 47, served as the SVP of Finance and Operations for Cinedigm (NASDAQ: CIDM) from 2012-2016.  From 2000-2012, she served as VP of Finance and Operations for New Video group, a home entertainment distributor company based in New York NY.  Ms. Leahy received a BS in Accounting from New York Institute of Technology in 1995.

Ms. Leahy will be compensated as follows: There is no formal employment contract with Ms. Leahy and she will serve in this position at the will of the Board of Directors.  Upon funding, she will become a full-time employee and her compensation will be a) a base salary of $100,000 per year, and b) a potential performance bonus, subject to Board approval, of up to $100,000. Effective immediately, she will receive a restricted stock grant of 500,000 shares of restricted common stock. The charge to earnings for the issuance was $70,000.  The shares are subject to a reverse vesting that requires her to stay with the company for three (3) years (1/3 per year) and achieve certain management objectives in order to keep all of the shares.  If she fails to remain for the duration or to achieve the management objectives, certain number of the shares will be cancelled. She will also participate in any other executive benefits programs that are made available to other executives of equal statue in the public holding company.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on February 27, 2017 discussing the appointment of Mr. Louis Deluca as Chief Operating Officer, as noted in this filing. A copy of those press releases is provided herein as Exhibit 99.1. The Company issued a press release on February 28, 2017 discussing the appointment of Mr. James Czirr as a member of the Board of Directors, as noted in this filing. The Company issued a press release on March 7, 2017 discussing the appointment of Ms. Susanne Leahy as a Chief Financial Officer, as noted in this filing. A copy of those press releases is provided herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on February 27, 2017
99.2	Press release issued by the Company on February 28, 2017
99.3	Press release issued by the Company on March 7, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Nature Holding, Inc.

Date: March 7, 2017	By:	/s/ Amy Lance
Amy Lance, Board of Directors